UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 7, 2008
Date of Report (date of earliest event reported)
PCTEL, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
471 Brighton Drive
Bloomingdale, Illinois 60108
(Address of Principal Executive Offices, including Zip Code)
(630) 372-6800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.70
EX-10.71

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On November 7, 2008, the Board of Directors approved a restated and amended 2001 Nonstatutory Stock Option Plan, consistent with the Board’s discretionary authority under the terms of the plan. The effect of the restated and amended plan is to (i) expand the permitted means of exercising a stock option under the plan through the inclusion of a “net exercise” provision; (ii) eliminate the existing six month minimum holding period requirement for stock tendered as a payment of the exercise price of a stock option under the plan; and (iii) permit the Company to withhold stock in payment of the minimum tax withholding obligation arising from the net exercise of a stock option under the plan.
     Copies of the 2001 Nonstatutory Stock Option Plan, as amended and restated, and the form of Stock Option Agreement under the 2001 Nonstatutory Stock Option Plan, as amended, are attached to this report as Exhibits 10.70 and 10.71, respectively.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
10.70	PCTEL, Inc., 2001 Nonstatutory Stock Option Plan, as amended November 7, 2008

10.71	PCTEL, Inc, 2001 Nonstatutory Stock Option Plan Form of Stock Option Agreement, as amended November 7, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 13, 2008

PCTEL, INC.
By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.70	PCTEL, Inc., 2001 Nonstatutory Stock Option Plan, as amended and restated November 7, 2008

Exhibit 10.71	PCTEL, Inc., 2001 Nonstatutory Stock Option Plan Form of Stock Option Agreement, as amended November 7, 2008